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                                   Exhibit 11
                   THE COOPER COMPANIES, INC. AND SUBSIDIARIES
                        Calculation of Earnings Per Share
                    (In thousands, except per share figures)
                                   (Unaudited)

                              Three Months Ended     Nine Months Ended
                                   July 31,              July 31,
                               1997       1996       1997       1996
                             -------    -------    -------    -------
Primary:
Net income                   $ 7,186    $ 4,669    $15,869    $ 8,130
                             =======    =======    =======    =======

Weighted average
  number of common
  shares outstanding          12,645     11,657     12,083     11,639
Number of common
  equivalent shares
  using the treasury
  stock method                   336        136        282        102
                             -------    -------    -------    -------
Average number of
  common shares used
   to compute earnings
  per share                   12,981     11,793     12,365     11,741
                             =======    =======    =======    =======
Earnings per share           $   .55    $   .40    $  1.28    $   .69
                             =======    =======    =======    =======



Fully Diluted:

Net income                   $ 7,186    $ 4,669    $15,869    $ 8,130
                             =======    =======    =======    =======

Weighted average
  number of common
  shares outstanding          12,645     11,657     12,083     11,639
Number of common
  equivalent shares
  using the treasury
  stock method                   437        168        352        154
                             -------    -------    -------    -------
Average number of
  common shares used
  to compute earnings
  per share                   13,082     11,825     12,435     11,793
                             =======    =======    =======    =======

Earnings per share           $   .55    $   .39    $  1.28    $   .69
                             =======    =======    =======    =======


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